EXHIBIT 2.01

                          AGREEMENT AND PLAN OF MERGER

          This Agreement and Plan of Merger (this "AGREEMENT"), dated as of December 19, 2005, is made by and between Lazard Group LLC, a Delaware limited liability company ("LAZARD GROUP"), and Lazard Group Finance LLC, a Delaware limited liability company ("LAZARD GROUP FINANCE").

                              W I T N E S S E T H:

          WHEREAS, each of the parties hereto desire to enter into a transaction whereby Lazard Group Finance will merge with and into Lazard Group (the "MERGER"), with Lazard Group continuing as the surviving entity after the Merger, upon the terms and subject to the conditions set forth in this Agreement, in accordance with Section 18-209 of the Delaware Limited Liability Company Act (6 DEL.C., 18-101, ET SEQ.), as amended from time to time (the "ACT");

          WHEREAS, the board of directors of Lazard Group has approved this Agreement and the transactions contemplated hereby, including the Merger, and determined that the Merger is advisable and in the best interest of Lazard Group's members;

          WHEREAS, the managing member of Lazard Group has approved this Agreement and the transactions contemplated hereby, including the Merger;

          WHEREAS, the terms of the Lazard Group Finance Securities (as defined in the Lazard Group Finance Operating Agreement (as amended from time to time, the "LAZARD GROUP FINANCE OPERATING AGREEMENT"), dated as of May 10, 2005) permit the Merger;

          WHEREAS, the board of directors of Lazard Group Finance has unanimously approved this Agreement and the transactions contemplated hereby, including the Merger, and determined that the Merger is advisable and in the best interest of its members; and

          WHEREAS, the managing members of Lazard Group Finance have approved this Agreement and the transactions contemplated hereby, including the Merger, and determined that the Merger is advisable and in the best interest of its members.

          NOW, THEREFORE, in consideration of the covenants and agreements contained in this Agreement, and intending to be legally bound hereby, the parties agree as follows:

                                    ARTICLE I
                               TERMS OF THE MERGER

          1.1   THE MERGER

          (a) Subject to the terms and conditions herein, Lazard Group Finance will merge with and into Lazard Group at the Effective Time (as defined below). Lazard Group shall be the surviving entity (sometimes referred to herein as the "SURVIVING LLC") in the Merger and shall continue its separate limited liability company existence under the laws of the State of Delaware in accordance with Section 18-209 of the Act. Upon consummation of the Merger, the separate limited liability company existence of Lazard Group Finance shall cease.

          (b) The Merger shall become effective (the "EFFECTIVE TIME") upon the filing of the certificate of merger of Lazard Group Finance with and into Lazard Group, to be filed by Lazard Group with the Secretary of State of the State of Delaware.

          (c) At and after the Effective Time, the Merger shall have the effects set forth in the Act (including Section 18-209(g) thereof).

          1.2   CERTIFICATE OF FORMATION

          The Certificate of Formation of Lazard Group, filed with the office of the Secretary of State of the State of Delaware on March 2, 2000, as amended by the Certificate of Amendment filed with the office of the Secretary of State of the State of Delaware on May 10, 2005 (the "CERTIFICATE OF FORMATION"), shall be the Certificate of Formation of the Surviving LLC until thereafter amended in accordance with applicable law. The name of the Surviving LLC shall be "Lazard Group LLC."

          1.3   LAZARD GROUP OPERATING AGREEMENT

          The Lazard Group Operating Agreement (as amended from time to time, the "LAZARD GROUP OPERATING AGREEMENT"), dated as of May 10, 2005, as amended by Amendment No. 1 in the form included as EXHIBIT A ("AMENDMENT NO. 1"), which amendment shall be effective at the Effective Time by virtue of the Merger, shall be the "limited liability company agreement" of the Surviving LLC until thereafter amended in accordance with its terms and with applicable law.

          1.4   DIRECTORS

          The directors of the Surviving LLC shall be the directors of Lazard Group immediately prior to the Effective Time, and such directors, together with any additional directors as may thereafter be elected, shall hold such office until such time as their successors shall be duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the Lazard Group Operating Agreement.

          1.5   OFFICERS

          The officers of the Surviving LLC shall be the officers of Lazard Group immediately prior to the Effective Time, and such officers, together with any additional officers as may thereafter be elected or appointed, shall hold such office until such time as their successors shall be duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the Lazard Group Operating Agreement.

          1.6   MANAGING MEMBER

          At the Effective Time, each of Lazard Ltd Sub A and Lazard Ltd Sub B (as defined in SCHEDULE A), each an indirect, wholly owned subsidiary of Lazard Ltd, a Bermuda exempted company, shall be admitted as the Managing Members (as defined in the Lazard Group Operating Agreement) of the Surviving LLC in accordance with the Lazard Group Operating Agreement, and effective at the Effective Time, Lazard Group Finance shall cease to be as the Managing Member (as defined in the Lazard Group Operating Agreement).

          1.7   CLOSING

          The closing of the Merger shall take place at such time, on such date and at such location as may be specified by Lazard Group.

                                   ARTICLE II
                 CANCELLATION OF LAZARD GROUP FINANCE INTERESTS

          2.1   CANCELLATION OF INTERESTS

          At the Effective Time, by virtue of the Merger and without any action on the part of Lazard Group Finance or Lazard Group, or any holder of Class I Interests and/or Class II Interests (each as defined in the Lazard Group Finance Operating Agreement) or any Member (as defined in the Lazard Group Operating Agreement):

               (a) each Class I Interest and Class II Interest shall be automatically cancelled and no interests of any kind (including any Interests (as defined in the Lazard Group Operating Agreement) in Lazard Group) or other consideration shall be issued or delivered in exchange therefor to the holders of such Class I Interests and/or Class II Interests; and

               (b) each Interest in Lazard Group issued and outstanding immediately prior to the Effective Time shall remain issued and outstanding and shall not be affected, altered or modified in any respect by reason of the Merger.


                                   ARTICLE III
                                  MISCELLANEOUS

          3.1   COUNTERPARTS

          This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more counterparts have been signed by each of the parties and delivered to each of the other parties.

          3.2   SEVERABILITY

          If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any applicable rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the extent possible.

          3.3   HEADINGS

          The section headings contained in this Agreement are inserted for convenience of reference only and will not affect the meaning or interpretation of this Agreement.

          3.4   NOTICES

          All notices, consents, waivers and other communications required or permitted by this Agreement shall be in writing and shall be deemed given to a party when (i) delivered to the appropriate address by hand or by nationally recognized overnight courier service (costs prepaid); (ii) sent by facsimile with confirmation of transmission by the transmitting equipment; or (iii) received or rejected by the addressee, if sent by certified mail, return receipt requested, in each case to the following addresses and facsimile numbers and marked to the attention of the person (by name or title) designated below (or to such other address, facsimile number or person as a party may designate by notice to the other parties):

                  If to Lazard Group, to:

                  Lazard Group LLC
                  30 Rockefeller Plaza
                  New York, New York 10020
                  Attention:  General Counsel
                  Fax:  (212) 332-5972

                  If to Lazard Group Finance, to:

                  Lazard Group Finance LLC
                  30 Rockefeller Plaza
                  New York, New York 10020
                  Attention:  Board of Directors
                  Fax:  (212) 332-5972

          3.5   GOVERNING LAW

          This Agreement and performance hereunder shall be governed by and construed in accordance with the laws of the State of Delaware without reference to the choice of law principles thereof. To the fullest extent permitted by law, the parties hereby agree that all actions or proceedings arising out of or in connection with this Agreement or the transactions contemplated hereby, or for recognition and enforcement of any judgment arising out of or in connection with this Agreement shall be tried and determined exclusively in the state or federal courts in the State of Delaware and the parties hereby irrevocably submit with regard to any such action or proceeding for itself and with respect to its property, generally and unconditionally, to the exclusive jurisdiction of the aforesaid courts.

          3.6   SUCCESSORS AND ASSIGNS

          This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns; provided, however, that this Agreement and the rights and obligations hereunder shall not be assignable or transferable by any party without the prior written consent of the other parties.

                  [REMAINDER OF PAGE LEFT INTENTIONALLY BLANK]

          IN WITNESS WHEREOF, the parties hereto have duly executed or caused to be executed this Agreement as of the date first above written.


                                             LAZARD GROUP LLC


                                             By: /s/ Michael J. Castellano
                                                --------------------------------
                                             Name:   Michael J. Castellano
                                             Title:  Managing Director &
                                                     Chief Financial Officer


                                             LAZARD GROUP FINANCE LLC


                                             By: /s/ Scott D. Hoffman
                                                --------------------------------
                                             Name:   Scott D. Hoffman
                                             Title:  Vice President & Secretary











                      [SIGNATURE PAGE TO MERGER AGREEMENT]